UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive
Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2024, Vistra Operations Company LLC (“Borrower”), an indirect, wholly owned subsidiary of Vistra Corp. (the “Company”), entered into an amendment (the “Credit Agreement Amendment”) to that certain credit agreement (as amended, including by the Credit Agreement Amendment, the “Commodity Linked Credit Agreement”), dated as of February 4, 2022, by and among Borrower, Vistra Intermediate Company LLC (“Vistra Intermediate”), Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agent”), the financial institutions from time to time party thereto, as lenders (the “Lenders”) and letter of credit issuers, and the other parties party thereto.

Pursuant to the Credit Agreement Amendment, effective as of October 2, 2024, the Credit Agreement was amended to, among other things, (i) extend the Revolving Credit Maturity Date (as defined in the Commodity Linked Credit Agreement) from October 2, 2024 to October 1, 2025, (ii) provide for additional Revolving Credit Commitments by certain Lenders, which constitutes an increase in the existing Revolving Credit Commitments from $1.575 billion to $1.750 billion and which is subject to the same prepayment provisions, Revolving Credit Termination Date (as defined in the Commodity Linked Credit Agreement) and other terms and conditions applicable to the existing Revolving Credit Commitments and Revolving Credit Loans (as defined in the Commodity Linked Credit Agreement) under the Commodity Linked Credit Agreement, (iii) modify the definitions of Deemed Hedge Portfolio and MTM Amount (each as defined in the Commodity Linked Credit Agreement), and (iv) effect certain other conforming changes and modifications consistent with the foregoing.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, a copy of which will be filed with the Company’s next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under the Credit Agreement Amendment is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: October 7, 2024	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer